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                                                                  EXHIBIT (8)(C)


                               MCCONNELL VALDES
               PO BOX 364225, SAN JUAN, PUERTO RICO 00936-4225
                TELEPHONE (809) 759-9292 - FAX (809) 759-9225









                               October 6, 1995



BanPonce Corporation
209 Munoz Rivera Avenue
Hato Rey, Puerto Rico  00918

Dear Sirs:


        We have acted as your counsel in connection with the registration under the Securities Act of 1933 (the "Act") of up to $1,000,000,000 aggregate initial offering price, or the equivalent thereof in other currencies or currency units, of Medium-Term Notes, Series 2 (the "Notes") of BanPonce Corporation, and hereby confirm to you our opinion as set forth under the heading "Certain Puerto Rico Tax Considerations" in the Prospectus Supplement relating to the Notes filed under the Act on October 6, 1995.

        We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the reference to us in the above-mentioned Prospectus Supplement under the heading "Certain Puerto Rico Tax Considerations". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.


                                          Very truly yours,


                                          McConnell Valdes